SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                         Event Reported): June 13, 1999



                              MAXXIM MEDICAL, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            TEXAS                        0-18208                 76-0291634
----------------------------           -----------           -------------------
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)



         10300 49th Street North
           CLEARWATER, FLORIDA                                        33762
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  (Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:     727-561-2100


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ITEM 5.           OTHER EVENTS.

MERGER WITH FOX PAINE MEDIC ACQUISITION CORPORATION

      On June 13, 1999, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Fox Paine Medic Acquisition Corporation, a newly formed Texas corporation ("FPMAC"), pursuant to which investment funds managed by Fox Paine & Company, LLC, together with members of the Company's senior executive management and certain other shareholders (collectively, the "Rollover Shareholders"), will acquire the Company in a recapitalization transaction. In connection with the acquisition, the existing debt of the Company will be refinanced, with the Company making a consent solicitation and tender offer for all of its outstanding 10 1/2% Senior Subordinated Notes, due 2006.

      Under the Merger Agreement, FPMAC will be merged with and into the Company with the Company continuing as the surviving corporation (the "Merger"). Pursuant to the Merger, each outstanding share of the Company's common stock (except for certain shares held by the Rollover Shareholders, and those dissenting stockholders who exercise and perfect their appraisal rights) will be converted into the right to receive a cash payment of $26.00, without interest. Shares of FPMAC will be converted into shares of stock of the surviving corporation.

      The Company's Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger. The proposed transactions are subject to certain conditions, including shareholder approval, regulatory approvals, the availability of funding under the existing equity and debt financing commitments, and other customary closing conditions. Portions of the transactions will be funded in accordance with equity and debt commitments from investment funds managed by Fox Paine & Company, LLC, and the balance of the financing necessary to complete the transactions will be funded in accordance with debt commitments from The Chase Manhattan Bank. The commitments are subject to customary closing conditions.

      The Rollover Shareholders, who will continue as shareholders of the Company, have entered into voting agreements with FPMAC (the "Voting Agreements") pursuant to which they have agreed to vote all of their shares, representing approximately 8.0% of the Company's outstanding common stock, in favor of the Merger. The Company will call a special meeting of its shareholders as soon as practicable to consider the approval of the Merger Agreement and the Merger.

      The foregoing summary of the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Merger Agreement which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The press release issued by the Company and Fox Paine in connection with the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

      In connection with its approval of the Merger Agreement, the Board of Directors of the Company amended the Rights Agreement, dated as of July 10, 1997, by and between the Company and Harris Trust and Savings Bank, as Rights Agent, to provide that, among other



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things, the approval, execution, delivery and performance of the Merger
Agreement and the Voting Agreements, and the announcement of the same, would not give rise to a triggering event or distribution date under the Rights Agreement. The foregoing summary of the Amendment to the Rights Agreement is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit
4.1 and is incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

            None.

      (b)   PRO FORMA FINANCIAL INFORMATION.

            None.

      (c)   EXHIBITS.

   EXHIBIT
   NUMBER                           EXHIBIT DESCRIPTION
  ---------                        ---------------------

     2.1 Agreement and Plan of Merger, dated as of June 13, 1999, between the Company and Fox Paine Medic Acquisition Corporation.

     4.1      Amendment No. 1 to Rights Agreement, dated as of June 13, 1999.

    99.1      Press Release, dated June 14, 1999.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                MAXXIM MEDICAL, INC.


                                By: /s/ ALAN S. BLAZEI
                                    ------------------
                                    Alan S. Blazei
                                    Executive Vice President, Treasurer
                                    and Controller(Principal Accounting Officer)

Dated:  June 15, 1999


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                                  EXHIBIT INDEX

   EXHIBIT
   NUMBER                               EXHIBIT DESCRIPTION
   -------                              -------------------

     2.1 Agreement and Plan of Merger, dated as of June 13, 1999, between the Company and Fox Paine Medic Acquisition Corporation.

     4.1      Amendment No. 1 to Rights Agreement, dated as of June 13, 1999.

     99.1     Press Release of the Registrant dated June 14, 1999.